                                                                   EXHIBIT 10.36

                         SEVERANCE AND RELEASE AGREEMENT

     This Severance and Release Agreement (the "Agreement") by and between MTI Technology Corporation ("MTI" or "the Company") and Daniel Brown ("Brown") documents the terms and conditions of Brown's termination from the Company, effective September 22, 2000.

                                    RECITALS

          On or about September 28, 1998, Brown commenced employment with MTI, and is presently in the position of Senior Vice President of Product Development and Support.

          On or about September 20, 2000, MTI and Brown mutually agreed to terminate Brown's employment, effective September 22, 2000. MTI does not have a uniform policy or practice of granting particular severance benefits to its employees or executives. However, MTI offered to pay to Brown only those severance benefits described in the paragraphs that follow in exchange for Brown's release of all claims against the Company. Brown accepted this offer.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the recitals listed above, and the mutual promises contained in this Agreement, Brown and the Company agree, covenant, and represent as follows:

     1.   SEVERANCE PAYMENT.

          After the Effective Date of this Agreement, Brown shall receive a severance payment from the Company in the total gross amount of $132,500.00 (the "Severance Payment"), to be paid bi-weekly in thirteen equal payments of $10,192.31 ("Installment Payments") beginning on MTI's first payroll date following the Effective Date of this Agreement. Brown understands and agrees that MTI will deduct from the Installment Payments all applicable taxes, social security and other standard authorized amounts. Brown acknowledges that, but for entering into this Agreement, he would not be entitled to a Severance Payment in this amount.

     2.   TERMINATION OF EMPLOYMENT.

          a. Brown and the Company agree, covenant and represent that Brown's employment relationship with the Company shall terminate effective September 22, 2000 (the "Termination Date"). As of the Termination Date, MTI shall pay to Brown (i) all accrued but unpaid salary as the Termination Date in the total gross amount of $5,096.16 and (ii) all unused vacation pay accrued up to and including September 22, 2000 in the amount of $20,601.21 (collectively, the "Termination Payment"). The total gross amount of the Termination Payment is $25,697.37. MTI shall withhold from the Termination Payment all applicable payroll taxes, including federal and state income taxes, as well as other authorized deductions.

          b. As of the Termination Date, MTI and Brown agree that Brown shall be retained by MTI as a consultant pursuant to the terms and conditions of the Consulting Agreement attached as Exhibit "A" (the "Consulting Agreement").

          c. Brown acknowledges that, as of October 1, 2000, he may be eligible to obtain continuing coverage under MTI's group medical, vision, dental, and life insurance plans pursuant to the provisions of the Consolidated Omnibus Reconciliation Act and its implementing regulations ("COBRA"). Brown will receive under separate cover all required documentation and election forms so that Consultant obtains continued group health insurance coverage pursuant to COBRA. MTI acknowledges and agrees that, from October 1, 2000 until April 30, 2001, MTI will pay the premium payment for any COBRA continuation coverage that Brown elects to obtain. MTI further acknowledges and agrees that, from October 1, 2000 to April 30, 2001, MTI will reimburse Brown for medical, vision, and dental expenses incurred by Brown that are not covered by Brown's COBRA continuation coverage but that would be covered under MTI's existent Executive Medical Plan. In no event shall MTI be liable for, or required to pay premiums for any COBRA continuation coverage or other medical coverage that Brown may elect or be eligible to obtain after April 30, 2001.

          d. Subject to the approval of MTI's Board of Directors' Compensation Committee, MTI agrees that Brown's Option Agreements shall remain in full force and effect during the term of the Consulting Agreement. Brown understands and agrees that his right to exercise these shares shall be in accordance with the terms and conditions his Option Agreements with the MTI and the MTI Technology Corporation 1996 Stock Incentive Plan, as amended (the "Stock Incentive Plan").

          e. Brown and MTI agree, covenant and represent that Brown shall not be eligible for, or entitled to, any benefits of employment other than those specifically identified in this Agreement.

          f. Brown agrees, covenants and represents that he shall cooperate with MTI in the orderly transfer of his responsibilities to other MTI employees. Brown further agrees, covenants and represents that he shall cooperate in good faith with MTI in the defense of any action that has been or will be brought against MTI that arises out of, or relates in any way to his employment with MTI.

     3.   RELEASE.

          a. In exchange for the Settlement Payment in the total gross amount of $132,500.00, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Brown for himself and for his heirs, assigns, executors, administrators, agents and successors, past and present (collectively, the "Brown's Affiliates"), hereby fully and without limitation releases, covenants not to sue, and forever discharges the Company and its subsidiaries, parent companies, divisions, affiliated corporations, affiliated partnerships, trustees, directors, officers, shareholders, partners, agents, employees, consultants, insurance carriers, attorneys, heirs, assigns, executors and administrators, predecessors and successors, past and present (the "MTI Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions and causes of action whether in law or in equity, suits, damages, losses, workers' compensation claims, attorneys' fees, costs, and expenses, of whatever nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected ("Claims"), that Brown or Brown's Affiliates now have, or may ever have, against the Company or any of the other MTI Releasees for any acts or omissions by the Company or any of the other MTI Releasees occurring prior to the Effective Date of this Agreement. Without limiting the generality of the foregoing, this Release applies to any Claims that Brown or Brown's Affiliates now have, or may ever have, against the Company or any of the other MTI Releasees that arise out of, or are in any manner related to: (i) Brown's employment by the Company or any of the other MTI Releasees; (ii) the termination of Brown's employment with the Company or any of the other MTI Releasees; and (iii) any transactions, occurrences, acts or omissions by MTI or any of the other MTI Releasees occurring prior to the Effective Date of this Agreement.

          b. Without limiting the generality of the foregoing, Brown specifically and expressly releases any Claims against the Company and the other MTI Releasees occurring prior to the Effective Date of this Agreement arising out of or related to violations of any federal or state employment discrimination law, including the California state anti-discrimination laws including, but not limited to, the California Fair Employment and Housing Act; the federal Age Discrimination In Employment Act; Title VII of the Civil Rights Act of 1964; the Americans With Disabilities Act; the National Labor Relations Act; the Fair Labor Standards Act; the Equal Pay Act; the Employee Retirement Income Security Act of 1974; as well as Claims arising out of or related to violations of the provisions of the California Labor Code; state and federal wage and hour laws; breach of contract; fraud; misrepresentation; common counts; unfair competition; unfair business practices; negligence; defamation; infliction of emotional distress; invasion of privacy; assault; battery; false imprisonment; wrongful termination; and any other state or federal law, rule, or regulation.

          c. Brown agrees, covenants, and represents that he has not commenced, and that he shall never commence or pursue, a claim for workers' compensation benefits of any kind relating to or resulting from his employment with MTI or any of the other MTI Releasees. Brown further agrees, covenants, and represents that, in the event that he has filed or does file a claim for workers' compensation benefits, MTI may, but is not required to, present this Agreement to the Workers' Compensation Appeals Board for approval as a compromise and release.

     4.   WARRANTIES AND REPRESENTATIONS.

          Brown acknowledges that he is aware of and familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

          Brown hereby waives and relinquishes all rights and benefits that he may have under Section 1542 of the California Civil Code, or the law of any other state or jurisdiction, or common law principle, to the same or similar effect. Brown represents and warrants that he has the authority to enter into this Agreement on his behalf individually and to bind all persons and entities claiming through him.

     5.   OLDER WORKER'S BENEFIT PROTECTION ACT.

          a. This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 (the "OWBPA"). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act ("ADEA") unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, Employee acknowledges and agrees that Employee has executed this Agreement voluntarily, and with full knowledge of its consequences.

          b. In addition, Employee hereby acknowledges and agrees that: (a) this Agreement has been written in a manner that is calculated to be understood, and is understood, by Employee; (b) the release provisions of this Agreement apply to any rights Employee may have under the ADEA, including the right to file a lawsuit against the Company for age discrimination; (c) the release provisions of this Agreement do not apply to any rights or claims Employee may have under the ADEA that arise after the date Employee executes this Agreement; (d) the Company does not have a preexisting duty to pay the severance payment identified in this Agreement; (e) Employee has the right to consult with an attorney prior to executing this Agreement; (f) Employee shall have a period of 21 days in which to consider the terms of this Agreement prior to its execution; and (g) Employee shall have a period of seven days after execution of this Agreement in which to revoke this Agreement. Employee further understands that this Agreement shall not become effective until expiration of this seven-day period (the "Effective Date").

     6.   NON-ADMISSION OF LIABILITY.

          Brown agrees, covenants and represents that this Agreement shall constitute a compromise of, and full accord and satisfaction of, doubtful and disputed claims. Brown further agrees, covenants and represents that this Agreement shall not be treated as an admission of liability by the Company, at any time or for any purpose, and may not be used in any other proceeding, except a proceeding to enforce or interpret the terms of this Agreement.

     7.   CONFIRMATION OF PAYMENT OF WAGES.

          Brown acknowledges that he has been paid all wages due and owing to him as of the Effective Date of this Agreement including all commissions, bonuses, and accrued but unused vacation pay.

     8.   NON-DISCLOSURE AND NON-DISPARAGEMENT.

          a. Brown agrees, covenants, and represents that the facts relating to the existence of this Agreement, the negotiations leading to the execution of this Agreement, and the terms of this Agreement shall be held in confidence, and shall not be disclosed, communicated, offered into evidence in any legal proceedings or divulged to any person, other than those who must perform tasks to effectuate this Agreement, without first obtaining the Company's advance written consent to each disclosure.

          b. Brown agrees, covenants and represents that he shall not take any action or make any comments that actually or potentially disparage, disrupt, damage, impair, or otherwise interfere with the Company's business interests or reputation.

          c. Without limiting the generality of the foregoing, Brown agrees, covenants, and represents that he will not respond to or in any way participate in or contribute to any public discussion, notice, or other publicity concerning, or in any way relating to his employment with the Company or the terms of this Agreement, except to the extent required by law.

     9.   TRADE SECRETS AND PROPRIETARY INFORMATION.

          a. The Company and Brown acknowledge that, in performing the terms and conditions of his employment, Brown has both directly and indirectly gained access to information about the Company and its operations, including, but not limited to, its modes and methods of conducting its business and producing and marketing its products, its Brown, customer, vendor and referral source lists, its trade secrets, its copyrighted and non-copyrighted or non-protected computer software programs, its techniques of operation, its financial structure, and its weakness, if any ("Confidential Information").

          b. The Company and Brown acknowledge and agree that all Proprietary Information shall be deemed to be highly confidential, shall constitute the Company's trade secrets, and shall remain the sole property of the Company. Brown agrees not to in any way communicate, reveal or divulge any Proprietary Information to any person or entity not employed by the Company, unless the President and Chief Executive Officer of the Company has given his advance, written approval to such communication. Even if authorized, in no event shall Proprietary Information be communicated, revealed or divulged by Brown to any person or entity who is not a Company Brown, if Brown could reasonably foresee that such communication would adversely affect the Company's business.

          c. Brown agrees, covenants and represents that, concurrently with his execution of this Agreement, he shall deliver to the Company all Proprietary Information, and other materials and documentation relating to the Company whether or not of a confidential nature, belonging to the Company, including all copies of such materials which Brown possesses or over which Brown may exercise control.

     10.  ARBITRATION.

          All disputes between Brown (and his attorneys, successors, and assigns) and MTI (and its affiliates, shareholders, directors, officers, employees, agents, successors, attorneys, and assigns) relating in any manner whatsoever to Brown's employment with, or the termination of his employment from, MTI ("Arbitrable Claims") including, without limitation, all disputes relating to the validity, interpretation, or enforcement of this Agreement, shall be resolved exclusively by arbitration in Orange County, California, by the Judicial Arbitration & Mediation Services, Inc. (the "JAMS"). Such arbitration shall be conducted in accordance with the then-existing arbitration rules of JAMS. The parties to this Agreement, and all who claim thereunder, shall be (i) conclusively bound by the arbitrator's decision or award, which shall not be subject to appeal; and (ii) have the right to have any decision or award rendered in accordance with this provision entered as a judgment in a court in the State of California or any other court having jurisdiction. The arbitrator shall have the authority to award or grant legal, equitable, and declaratory relief. The parties hereby waive any rights they may have to trial by jury. The Federal Arbitration Act will govern the interpretation and enforcement of this Section. The parties specifically agree that the exclusive venue of such arbitration shall be Orange County, California.

     11.  SUCCESSORS AND ASSIGNS.

          This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, assigns, executors, administrators, successors, subsidiaries, divisions and affiliated corporations and partnerships, past and present, and trustees, directors, officers, shareholders, partners, agents and employees, past and present, of Brown and the Company.

     12.  AMBIGUITIES.

          This Agreement has been reviewed by the parties. The parties have had a full opportunity to negotiate the terms and conditions of this Agreement. Accordingly, the parties expressly waive any common-law or statutory rule of construction that ambiguities should be construed against the drafter of this Agreement, and agree, covenant, and represent that the language in all parts of this Agreement shall be in all cases construed as a whole, according to its fair meaning.

     13.  CHOICE OF LAW.

          This Agreement is made and entered into in the State of California and shall in all respects be interpreted and enforced pursuant to the laws of the State of California, without regard to or application of any of California's conflict of laws rules.

     14.  INTEGRATION.

          This Agreement; the Consulting Agreement attached as Exhibit "A;" Brown's Option Agreements with the Company; MTI's Stock Incentive Plan; and the Proprietary Information Agreement attached as Exhibit "B" constitute a single, integrated written contract expressing the entire agreement of the parties. There is no other agreement, written or oral, express or implied, between the parties with respect to the subject matter hereof. This Agreement may not be orally modified. This Agreement may only be modified in a written instrument signed by both parties.

     15.  SEVERABILITY.

          The parties to this Agreement agree, covenant and represent that each and every provision of this Agreement shall be deemed to be contractual, and that they shall not be treated as mere recitals at any time or for any purpose. Therefore, the parties further agree, covenant and represent that each and every provision of this Agreement shall be considered severable, except for the release provisions of Sections 3 and 4 of this Agreement. If a court of competent jurisdiction finds the release provisions of Section 3 or 4 of this Agreement to be unenforceable or invalid, then this Agreement shall become null and void, and Brown shall repay any and all settlement payments made by the Company pursuant to this Agreement within a reasonable period of time not to exceed 30 days. If a court of competent jurisdiction finds any provision other than the release provisions of Section 3 and 4, or part thereof, to be invalid or unenforceable for any reason, that provision, or part thereof, shall remain in force and effect to the extent allowed by law, and all of the remaining provisions of this Agreement shall remain in full force and effect and enforceable.

The undersigned have read the foregoing Agreement and accept and agree to the provisions contained therein, and hereby execute it, knowingly and voluntarily, and with full understanding of its consequences.

Dated:  September ___, 2000               DANIEL BROWN


                                          /s/
                                          --------------------------------------


Dated:  September ___, 2000               MTI TECHNOLOGY CORPORATION


                                          By:  /s/
                                               ---------------------------------

                                          Its:
                                               ---------------------------------